SCHEDULE 14A

(Rule 14a)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement ☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12.

Shopsmith, Inc.

(Name of Registrant as Specified in its Charter)

XXXXXXXXXXXXXXXX

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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      (2) Form, Schedule or Registration Statement No.:

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Notice of Annual Meeting of Shareholders to be held July 31, 2002
GENERAL INFORMATION
ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
REPORT OF COMPENSATION COMMITTEE CONCERNING EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
TRANSACTIONS WITH MANAGEMENT
REPORT OF AUDIT COMMITTEE
COMPANY STOCK PERFORMANCE GRAPH
APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
OTHER MATTERS
SHAREHOLDERS’ PROPOSALS

SHOPSMITH, INC.
6530 Poe Avenue
Dayton, Ohio 45414

Notice of Annual Meeting of Shareholders
to be held July 31, 2002

     The Annual Meeting of Shareholders of Shopsmith, Inc. will be held at the offices of the Company, 6530 Poe Avenue, Dayton, Ohio at 9:30 a.m. on Wednesday, July 31, 2002 for the following purposes:

1.	To elect three directors to serve for a term of two years.

2.	To approve the appointment of independent public accountants for the Company.

3.	To transact such other business as may properly come before the meeting and any adjournment thereof.

     The Board of Directors has fixed the close of business on June 10, 2002 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.

     WE HOPE THAT YOU WILL BE ABLE TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

By Order of the Board of Directors

J. Michael Herr Secretary

Dayton, Ohio
June 28, 2002

SHOPSMITH, INC.

PROXY STATEMENT

June 28, 2002
Mailing Date

GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Shopsmith, Inc., an Ohio corporation (the “Company”), of proxies to be used at the Annual Meeting of Shareholders to be held at the principal executive offices of the Company, 6530 Poe Avenue, Dayton, Ohio at 9:30 a.m. on Wednesday, July 31, 2002.

     The close of business on June 10, 2002 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. The Company has one class of shares outstanding, namely Common Shares, of which 2,605,233 were outstanding at the close of business on the record date. Each share entitles the holder thereof to one vote.

     All shares represented by properly executed proxies will be voted in accordance with the shareholder’s directions specified on the proxy. Unless otherwise directed by the giver of the proxy, all proxies will be voted for the election of Messrs. John R. Folkerth, J. Michael Herr and Edward A. Nicholson as directors of the Company; in favor of the approval of the appointment of Crowe, Chizek and Company LLP as independent public accountants for the Company; and, at the discretion of the persons acting under the proxy, in the transaction of such other business as may properly come before the meeting and any adjournment thereof. A shareholder signing and returning a proxy has the power to revoke it at any time prior to its exercise by giving notice of revocation to the Company in writing or in open meeting, but without affecting any vote previously taken.

     Abstentions and broker non-votes will be included in the determination of the number of shares represented at the meeting, but will not count as votes in the election of directors. Abstentions and broker non-votes will have the effect of votes against the proposal to approve the Company’s independent public accountants.

ELECTION OF DIRECTORS

     The Board of Directors of the Company is divided into two classes of three directors. The term of office of each class is two years, and one class is elected at each Annual Meeting. Of the six Board positions, three make up the Class of 2002 (whose term of office expires at this Annual Meeting) and three make up the Class of 2003. Currently, there is a vacancy in the Class of 2003. At the 2002 Annual Meeting of Shareholders, three directors will be elected to the Class of 2004 and will hold office until the 2004 Annual Meeting of Shareholders.

     Should any of the nominees for election as members of the Class of 2004 become unavailable for election, the proxies solicited hereby will be voted for a substitute nominee designated by the Board of Directors. Proxies cannot be voted for a greater number of persons than the nominees named in this proxy statement.

     Set forth below is information with respect to each nominee for election as a director and each director whose term of office continues after the 2002 Annual Meeting.

Class of 2004

Nominees to be Elected for a Term
     Expiring in 2004:

JOHN R. FOLKERTH, 69, is the founder of the Company and has been a director of the Company since 1972 and Chairman of the Board since 1986. From 1972 through July 2001, he was President and Chief Executive Officer of the Company.

J. MICHAEL HERR, 58, has been a director of the Company since 1975 and Secretary since 1985. Mr. Herr has been a member of the law firm of Thompson Hine LLP, Dayton, Ohio since 1989. Thompson Hine LLP serves as counsel to the Company.

EDWARD A. NICHOLSON, 62, has been a director of the Company since 1984. Dr. Nicholson has been the President of Robert Morris University in Coraopolis, Pennsylvania since 1989. Dr. Nicholson is also an independent management consultant.

Class of 2003

Directors Continuing in Office
     until 2003:

ROBERT L. FOLKERTH, 45, has been a director of the Company since 1994 and its President and Chief Operating Officer since July 2001. He was Vice President of Sales and Marketing from 1996 to July 2001. Mr. Folkerth was a Corporate Vice President, Finance, and Secretary of Digitron, Inc. from 1991 until 1996. Robert L. Folkerth is the son of John R. Folkerth.

BRADY L. SKINNER, 51, has been a director of the Company since 1995. Since January 1997, Mr. Skinner has been associated with the Dayton, Ohio-based accounting firm of Brady, Ware & Schoenfeld, Inc. Mr. Skinner was self-employed as an accountant from June 1996 through December 1996. From 1994 to June 1996, Mr. Skinner was an Audit Partner with the Dayton, Ohio-based accounting firm of Flagel, Huber, Flagel & Co. He was an Audit Partner in the accounting firm of Coopers and Lybrand L.L.P. from 1983 to 1994. He is also President of Ken Anderson Beverage Co.

               Directors are elected by a plurality of the votes cast. Under the statutes of Ohio, if any shareholder gives notice in writing to the President, a Vice President or the Secretary of the Company, not less than 48 hours before the time fixed for holding the Annual Meeting, that such shareholder desires the voting at the election of directors to be cumulative, an announcement of the giving of such notice will be made upon the convening of the meeting and thereupon each shareholder will have the right to cumulate his/her voting power in the election of directors. Under cumulative voting, each shareholder is entitled to give one candidate as many votes as the number of directors to be elected multiplied by the number of his/her shares, or to distribute his/her votes on the same principle among two or more candidates, as he/she sees fit. In the event that directors are elected by cumulative voting and cumulated votes represented by proxies solicited hereby are insufficient to elect all the nominees named herein, the holders of the proxies will vote such proxies cumulatively for the election of as many of such nominees as possible and in such order as the holders of the proxies may determine.

Information Concerning the Board of Directors

     There are two committees of the Board, an Audit Committee and a Compensation Committee. Messrs. Herr, Nicholson and Skinner serve as members of both Committees. Mr. Skinner is Chairman of the Audit Committee and Mr. Nicholson is Chairman of the Compensation Committee.

     The Audit Committee recommends annually to the Board the engagement of independent public accountants and reviews the scope of and the results of the annual audit. The Committee also reviews and investigates such other matters relative to financial and accounting matters as the Committee deems appropriate.

     The Compensation Committee has the broad responsibility of recommending to the Board a compensation program designed to effectively compensate the officers and key management personnel of the Company in a manner that is internally equitable and externally competitive. The Committee also administers the Company’s employee stock option plans and consults with the Chief Executive Officer concerning management succession planning.

     During the fiscal year ended March 30, 2002, there were four meetings of the Board of Directors and four meetings of the Audit Committee. There were no meetings of the Compensation Committee separate and apart from meetings of the full Board. Each director attended at least 75% of the meetings of the Board and of the committees, if any, on which he served. Until payment of directors’ fees was suspended in April 2002, non-employee directors received a fee of $700 per month for services as a director. Under the Company’s Director Stock Option Plan, non-employee directors receive annually an option to purchase 2,000 Common Shares of the Company at an exercise price equal to market value on the date of grant of the option.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

     Set forth in the table below is information as of June 3, 2002 with respect to the number of Common Shares of the Company beneficially owned by each director and executive officer of the Company and by all directors and executive officers as a group.

     For purposes of this table, an individual is considered to “beneficially own” any Common Shares (i) over which he exercises sole or shared voting or investment power, or (ii) of which he has the right to acquire beneficial ownership at any time within 60 days after June 3, 2002.

Unless otherwise indicated, voting power and investment power is exercised solely by the named individual or individuals in the group or is shared by such individual and his spouse or children.

	Number of Shares			Total as a
Individual or	Beneficially Owned			Percentage of the
Group	as of June 3, 2002			Class (a)

John R. Folkerth (b)	587,040	(c)	(d)	22.4%

Robert L. Folkerth (b)	183,103	(c)	(d)	7.0%

J. Michael Herr	7,200	(e)		(f )

Lawrence R. Jones (b)	53,292	(d)		2.0%

Edward A. Nicholson	6,100	(e)		(f )

Mark A. May (b)	49,578	(c)	(d)	1.9%

Brady L. Skinner	11,000	(e)		(f )

Directors and Executive Officers as a Group (7 persons)	897,313	(c)	(g)	32.8%

     (a)  The percentages are calculated on the basis of the number of Common Shares outstanding as of June 3, 2002 plus the number of Common Shares subject to outstanding options exercisable within 60 days thereafter that are held by the individual or group, as the case may be.

     (b)  The business address of John R. Folkerth, Robert L. Folkerth, Lawrence R. Jones and Mark A. May is 6530 Poe Avenue, Dayton, Ohio 45414.

     (c)  The table includes 18,331, 3,506, 5,578 and 27,415 shares held in the Company’s Savings Plan for the benefit of John R. Folkerth, Robert L. Folkerth, Mark A. May and all directors and executive officers as a group, respectively. The Savings Plan’s participants have the right to vote shares held for their accounts, but disposition of the shares is restricted and may be made only in accordance with the terms of the Plan. Information with respect to shares held in the Savings Plan is as of June 3, 2002.

     (d) Includes 20,000, 20,000, 26,667 and 42,000 shares that may be acquired at any time within 60 days after June 3, 2002 by John R. Folkerth, Robert L. Folkerth, Lawrence R. Jones and Mark A. May, respectively, upon the exercise of options granted under the Company’s Stock Option Plans.

     (e)  Includes 6,000 shares that may be acquired at any time within 60 days after June 3, 2002, upon the exercise of options granted under the Company’s Director Stock Option Plan for non-employee directors.

     (f)  Less than 1.0%.

     (g)  Includes 126,667 shares that may be acquired at any time within 60 days after June 3, 2002 by all directors and executive officers as a group.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

     Federal securities laws require the Company’s directors and officers and persons who own more than 10% of the outstanding Common Shares of the Company to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of all such reports. Based solely upon the Company’s review of the copies of these reports received by it and written representations that no other reports were required to be filed, the Company believes that, during the fiscal year ended March 30, 2002, all filing requirements applicable to its directors, officers and greater than 10% shareholders were met.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth certain summary information, for the fiscal years indicated, concerning the compensation of John R. Folkerth, Chairman and Chief Executive Officer, and Robert L. Folkerth, President and Chief Operating Officer.

SUMMARY COMPENSATION TABLE

Long Term
Compensation
		Annual Compensation		Awards

				Securities	All Other
	Fiscal			Underlying	Compensation
Name and Principal Position	Year	Salary($)	Bonus($)	Options(#)	($)(1)(2)

John R. Folkerth, Chairman and Chief Executive Officer	2002 2001	$150,000 150,000	-0- -0-	-0- -0-	$5,500 5,500

	2000	150,000	-0-	40,000	5,500

Robert L. Folkerth, President and Chief Operating Officer	2002 2001	$114,168 111,780	-0- -0-	-0- 60,000	$1,684 1,684

	2000	107,640	-0-	30,000	1,684

     (1)  Includes $5,500 for each of 2002, 2001 and 2000 representing the whole life insurance premiums paid by the Company for insurance benefiting Mr. John Folkerth.

     (2)  Includes $1,684 for each of 2002, 2001 and 2000 representing whole life insurance premiums paid by the Company for insurance benefiting Mr. Robert Folkerth.

Stock Options

     The following tables set forth information concerning options granted to, and unexercised options held by, certain executive officers of the Company. No options were granted to John R. Folkerth or Robert L. Folkerth and no options were exercised by either of them during the fiscal year ended March 30, 2002.

FISCAL YEAR-END OPTION TABLE

	Number of Securities Underlying		Value of Unexercised In-the-
	Unexercised Options at March 30, 2002		Money Options at March 30, 2002

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

John R. Folkerth	20,000	13,334	-0-	-0-

Robert L. Folkerth	20,000	50,000	-0-	-0-

REPORT OF COMPENSATION COMMITTEE
CONCERNING EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is comprised of Edward A. Nicholson, Chairman, J. Michael Herr and Brady L. Skinner. The duties of the Compensation Committee include fixing (or making recommendations to the full Board with respect to) the salaries of executive officers, administering the Company’s option plans, and making recommendations to the full Board with respect to annual incentive compensation programs.

     The approach of the Compensation Committee to executive compensation during the last several years has been generally to keep base salary levels relatively steady with selective adjustments, and to provide performance-related incentives through cash incentive compensation opportunities and stock options. The cash incentive compensation plans have been designed so that incentive awards are tied directly to pre-tax earnings. Stock options are also performance-related in that the value of the options is tied to increases in shareholder value which is in turn reflective of performance.

     Salaries of executive officers are reviewed annually. Effective as of April 1995, Mr. John R. Folkerth’s salary was fixed at $150,000. At its annual reviews of executive officers’ salaries since that date, the Compensation Committee continued Mr. Folkerth’s salary at the $150,000 level. With the exception of a $10,000 adjustment made in July 2001 in connection with the election of Mr. Robert L. Folkerth as President and Chief Operating Officer, annual salary adjustments for other officers have not exceeded 3.5% during any of the last three years.

     Although there has been no specific relationship between the salaries of executive officers and the Company’s performance, the Compensation Committee and the Board of Directors do consider that performance in setting executive salaries. With specific reference to Mr. John R. Folkerth’s salary, the primary factor in fixing his salary has been his historical salary level.

     For the fiscal year ended April 1, 2000, the Board adopted an incentive compensation plan under which cash bonuses could be earned by executive officers and other key employees. The threshold for payment of bonuses was pre-tax earnings of $600,000. Under the terms of the plan, bonuses increase as earnings increase although the relationship is not directly proportional. Because the earnings thresholds were not met, no bonuses were paid under the plan. No formal management bonus plans were adopted by the Board for fiscal 2001 or 2002.

     The Compensation Committee has exercised discretionary authority over the payment of bonuses to Mr. John R. Folkerth for each of the last several fiscal years. No discretionary bonus award was made to Mr. Folkerth for fiscal 2000, 2001 or 2002.

     The Compensation Committee has made use of stock options as an element of executive compensation. The purchase price under stock options granted by the Committee has been not less than the fair market value of a Common Share of the Company on the date of grant.

     In February 2000 the Compensation Committee awarded options covering a total of 140,000 shares to seven management employees, including awards of 40,000 shares and 30,000 shares to Mr. John R. Folkerth and Mr. Robert L. Folkerth, respectively. The options are exercisable in three annual installments, with exercisability of each installment being dependent upon the Company meeting certain pre-tax earnings performance thresholds in the fiscal year preceding the date upon which the installment first becomes exercisable. The performance thresholds for the first two years were not met, and the first two option installments have therefore been cancelled.

     In January 2001 the Committee awarded an option for 60,000 shares to Mr. Robert L. Folkerth, and in July 2001 the Committee awarded options covering a total of 100,000 shares to five other management employees. The options are exercisable in three annual installments.

     In May 2002, the Company reduced officer salaries by 15%. The period of time during which the reduction will remain in effect is largely dependent upon the results of future operations.

MEMBERS OF COMPENSATION COMMITTEE

Edward A. Nicholson, Chairman J. Michael Herr Brady L. Skinner

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

     The Company’s Secretary, J. Michael Herr, is a member of the Compensation Committee of the Board of Directors.

TRANSACTIONS WITH MANAGEMENT

     In mid-2001, the Company was notified that the bank with which the Company has traditionally maintained a lending relationship would be terminating the line of credit it previously extended to the Company. Following that termination, the Company entered into a borrowing arrangement with Mr. John R. Folkerth, Chairman and Chief Executing Officer of the Company. Under that arrangement, the Company borrowed $400,000 from Mr. Folkerth, all of which remained outstanding as of March 30, 2002. Borrowings from Mr. Folkerth bear interest at the rate of 12% per annum, are secured by a security interest in all personal property of the Company other than certain accounts receivable, and are payable 10 days after demand. A total of approximately $13,140 in interest was paid to Mr. Folkerth in connection with the borrowings during the fiscal year ended March 30, 2002.

REPORT OF AUDIT COMMITTEE

     The Audit Committee of the Board of Directors is comprised of Brady L. Skinner, Chairman, J. Michael Herr and Edward A. Nicholson. Each member of the Audit Committee is independent as “independence” is defined in the listing standards of the National Association of

Securities Dealers. One member of the Committee is designated by the Board as Chairman of the Committee.

     The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, a copy of which was attached to the 2001 Proxy Statement. The Charter was initially adopted by the Board of Directors in 1979 and has been amended by the Board several times thereafter, most recently in June 2001.

     In connection with the fulfillment of its responsibilities, the Audit Committee has:

•	Reviewed and discussed the Company’s audited financial statements for the fiscal year ended March 30, 2002 with management and with Crowe, Chizek and Company LLP, the Company’s independent auditors.

•	Discussed with Crowe Chizek the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

•	Received the written disclosures and the letter from Crowe Chizek regarding their independence as required by Independence Standards Board Standard No. 1. The Committee also discussed with Crowe Chizek their independence.

     Based upon the foregoing and other discussions with management and Crowe Chizek, the Committee recommended to the full Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 30, 2002 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE MEMBERS

Brady L. Skinner, Chairman J. Michael Herr Edward A. Nicholson

COMPANY STOCK PERFORMANCE GRAPH

     The graph that follows compares the Company’s cumulative total return to shareholders for the five-year period ended March 30, 2002 with the Total Return Index for The Nasdaq Stock Market (US Companies) and the Total Return Index for Nasdaq Retail Trade Stocks for such five-year period. The graph assumes that $100 was invested on April 5, 1997 in the Company’s Common Shares and in each of the two indexes and that dividends were reinvested.

	Fiscal 2002

	4/5/1997	4/4/1998	4/3/1999	4/1/2000	3/31/2001	3/30/2002

Shopsmith Inc.- share price	2.375	2.687	0.875	0.625	0.400	0.360

Shopsmith Inc.- index	1.000	1.131	0.368	0.263	0.168	0.152

	4/5/1997	4/4/1998	4/3/1999	4/1/2000	3/31/2001	3/30/2001

Shopsmith Inc.	100.0	113.1	36.8	26.3	16.8	15.2

NASDAQ US	100.0	151.4	205.1	376.1	150.4	151.5

NASDAQ Retail	100.0	149.1	149.4	118.3	83.6	111.7

APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     At the recommendation of the Audit Committee of the Board of Directors, the full Board has appointed Crowe, Chizek and Company LLP as independent public accountants for the Company for the fiscal year ending March 29, 2003.

     Crowe Chizek rendered professional services required for the audit of the Company’s financial statements for the fiscal year ended March 30, 2002 and reviewed interim consolidated financial statements included in the Company’s forms 10-Q for that year. The Company paid the following fees to Crowe Chizek for service rendered during the fiscal year ended March 30, 2002:

Audit Fees	$63,830

Financial Information Systems Design and Implementation Fees	-0-

All Other Fees (Tax Services)	-0-

     In recommending to the Board that Crowe Chizek serve as the Company’s independent accountants for the fiscal year ending March 29, 2003, the Audit Committee reviewed services performed during 2002 and proposed to be performed during the fiscal year ending March 29, 2003. In selecting Crowe Chizek, the Audit Committee considered their independence.

     Crowe Chizek has advised the Company that Crowe Chizek is in compliance with all rules, standards and policies of the Independence Standards Board and the Securities and Exchange Commission governing auditor independence.

     Representatives of Crowe Chizek have been invited to the Annual Meeting to respond to appropriate questions and to make a statement if such representatives so desire.

OTHER MATTERS

     The Board of Directors does not know of any other matters or business that may be brought before the meeting. If any such other matter or business should properly come before the meeting and any adjournment thereof, it is intended that the persons acting under the accompanying proxy will vote the shares represented thereby at their discretion.

     The cost of preparing, assembling and mailing this Proxy Statement and the accompanying Proxy is to be borne by the Company. The Company may, upon request, reimburse banks, brokerage houses and other institutions for their expenses in forwarding proxy materials to their principals. Proxies may be solicited personally or by telephone by directors, officers and employees of the Company, none of whom will receive additional compensation therefor.

SHAREHOLDERS’ PROPOSALS

     A proposal by a shareholder that is intended for inclusion in the Company’s Proxy Statement and form of Proxy for the 2003 Annual Meeting of Shareholders must be received by the Company at 6530 Poe Avenue, Dayton, Ohio 45414, Attention: Secretary, on or before February 21, 2003 in order to be eligible for inclusion. If any shareholder who intends to propose any other matter (not included in the Proxy Statement) to be acted on at the 2003 Annual Meeting of Shareholders does not inform the Company of such matter by May 7, 2003, the persons named as proxies for the 2003 Annual Meeting of Shareholders will be permitted to exercise discretionary authority to vote on such matter even if the matter is not discussed in the Proxy Statement for that meeting.

Dayton, Ohio
June 28, 2002

                                 SHOPSMITH, INC.
                          PROXY FOR THE ANNUAL MEETING
                         OF SHAREHOLDERS -- JULY 31, 2002

          SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned hereby appoints John R. Folkerth and Edward A. Nicholson, and each or either of them, attorneys and proxies, with power of substitution and with all the powers the undersigned would possess if personally present, to vote all of the Common Shares of Shopsmith, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 9:30 a.m.
on Wednesday, July 31, 2002, at the offices of the Company, 6530 Poe Avenue,
Dayton, Ohio, and at any adjournment thereof, as follows:

1. Election of directors.

   [ ] FOR all nominees listed below           [ ] WITHHOLD AUTHORITY to vote
       (except as marked to the contrary below)    for all nominees listed below

   INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE
   A LINE THROUGH THE NOMINEE'S NAME BELOW:

   JOHN R. FOLKERTH             J. MICHAEL HERR              EDWARD A. NICHOLSON

2. Approval of the appointment of Crowe, Chizek and Company LLP as independent public accountants for the Company.

        [ ] FOR                   [ ] AGAINST                    [ ] ABSTAIN

3. The proxies are authorized to vote at their discretion upon such other business as may properly come before the meeting.

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

--------------------------------------------------------------------------------

SHOPSMITH, INC.
C/O CORPORATE TRUST SERVICES
MAIL DROP 10AT66-4129
38 FOUNTAIN SQUARE PLAZA
CINCINNATI, OH 45202

                              FOLD AND DETACH HERE
.................................................................................

          THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
               DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S).
    IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.
         PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

                                          Date: ________________________, 2002

                                          -------------------------------------

                                          -------------------------------------
                                          Signature(s) of Shareholder(s)
                                          Please sign as name(s) appear at left.
                                          Executors, administrators, trustees,
                                          etc. should indicate the capacity in
                                          which they sign.